UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Exela Technologies, Inc. (the “Company”) was held on December 31, 2021. There were 172,495,166 shares of Exela common stock entitled to vote at the meeting, and 87,983,159 or 51 % voted in person or by proxy. At the meeting, the following proposals were acted upon:

(1) Three nominees for Class A of the Board of Directors were elected to three-year terms, expiring in 2024. The votes were as follows:

Name	For	Withhold	Broker Non-Votes
Ronald Cogburn	37,732,503	8,647,914	41,602,742
J. Coley Clarke	33,516,075	12,864,342	41,602,742
Sharon Chadha	38,191,299	8,189,118	41,602,742

Directors whose terms of office continued after the 2021 Annual Meeting of Stockholders of Exela Technologies, Inc. (the “Company”) and who were not subject to election at the 2021 Annual Meeting of Stockholders are James G. Reynolds, John H. Rexford, and Marc A. Beilinson, whose terms expire in 2022, and Par S. Chadha, Martin P. Atkins and William L. Transier, whose terms expire in 2023.

(2) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The votes were as follows:

For	79,931,840
Against	5,887,259
Abstain	2,164,060

(3) Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were as follows:

For	33,436,909
Against	11,958,948
Abstain	984,560
Broker Non-Votes	41,602,742

(4) Acting upon a proposal to approve the Amended and Restated Exela Technologies, Inc. 2018 Stock Incentive Plan.. The votes were as follows:

For	31,077,247
Against	14,627,440
Abstain	675,730
Broker Non-Votes	41,602,742

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary

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